Exhibit 99.1

Pure Storage Names Patrick Finn as Chief Revenue Officer
Dan FitzSimons to remain at the company in an advisory capacity
Company reaffirms Q3 and full-year FY26 guidance

SANTA CLARA, Calif. — November 4, 2025 — Pure Storage® (NYSE: PSTG), the IT pioneer that delivers the world’s most advanced data storage technology and services, today announced the appointment of Patrick Finn as its Chief Revenue Officer, responsible for leading global sales and channels, effective immediately. Finn succeeds Dan FitzSimons, who will remain at the company in an advisory capacity. The company also reaffirmed its third quarter and full-year FY26 guidance provided in its second quarter FY26 earnings announcement.

“Pure Storage’s opportunity has never been greater, and Pat’s deep experience scaling business performance and driving customer loyalty with leading global enterprises will help accelerate our next phase of growth,” said Charles Giancarlo, CEO of Pure Storage. “As I warmly welcome Pat to Pure, I would also like to express my deep gratitude to Dan, who has been instrumental in establishing Pure’s foundation for growth – scaling the company from its modest beginnings to its more than $3 billion in annual revenue today.”

Finn brings over three decades of experience in sales and leadership positions, spanning both private and public sectors. Most recently, he served as vice president of Americas sales at Cloudflare, a provider of network security services. His successful track record fostering customer partnerships, growing market share and creating global scale includes senior sales leadership positions at Fortune 500 companies such as Cisco, Pepsi-Cola, and IBM.

“I’ve participated in the evolution of the enterprise technology industry - from compute and networking to automation and advanced analytics - and one truth has become clear: data must be immediately accessible and effortless to operationalize and win,” said Finn. “As organizations look to capitalize on what’s possible in the AI era, I can’t imagine being part of a more vital company than Pure Storage to help customers succeed.”

Reflecting on the transition, FitzSimons said: “I’m thrilled to have been a part of a high growth company focused on ruthless innovation and customer success. I began my tenure at Pure Storage as the company went public and am incredibly proud of our trajectory since then. I look forward to remaining at Pure in an advisory capacity to ensure a smooth and seamless transition.”

About Pure Storage
Pure Storage (NYSE: PSTG) delivers the industry's most advanced data storage platform to store, manage, and protect the world's data at any scale. With Pure Storage, organizations have ultimate simplicity and flexibility, saving time, money, and energy. From AI to archive, Pure Storage delivers a cloud experience with one unified Storage as-a-Service platform across on-premises, cloud, and hosted environments. Our platform is built on our Evergreen architecture that evolves with your business – always getting newer and better with zero planned downtime, guaranteed. Our customers are actively increasing their capacity and processing power while significantly reducing their carbon and energy footprint. It's easy to fall in love with Pure Storage, which is why we’ve received one of the highest Net Promoter Scores in the industry across the years. For more information, visit www.purestorage.com.

Forward Looking Statements
This press release contains forward-looking statements regarding our products, business and operations, including but not limited to our financial guidance. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.

Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings and reports with the U.S. Securities and Exchange Commission, which are available on our Investor Relations website at investor.purestorage.com and on the SEC website at www.sec.gov. Additional information is also set forth in our Annual Report on Form 10-K for the fiscal year ended February 2, 2025.

Contacts

Sandra Kerrigan – Investor Relations, Pure Storage
ir@purestorage.com

Tricia Stream – Global Communications, Pure Storage
pr@purestorage.com

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